Exhibit 99.1

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Shanxi Xinxing Education Investment, Ltd.
409# Huitong North Road
Taiyuan City

We have audited the accompanying consolidated balance sheets of Shanxi XinXing Education Investment, Ltd. (the Company) as of August 31, 2011 and 2010, and the related consolidated statements of operations and other comprehensive income, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

The Company’s property and equipment, net of accumulated depreciation is carried at $53,471,557 and $51,402,245 at August 31, 2011 and 2010, respectively.  We were unable to obtain sufficient appropriate audit evidence about the original cost and carrying amount of the Company’s property and equipment balance along with depreciation expense as of August 31, 2011 and 2010.  Consequently, we were unable to determine whether any adjustments to these amounts were necessary.

In our opinion, except for the possible matter described in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of August 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for the two-years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
November 15, 2011

SHANXI RISING EDUCATION INVESTMENT COMPANY LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	August 31,	August 31,
ASSETS	2011	2010
CURRENT ASSETS
Cash and cash equivalents	$4,460,987	$2,506,660
Inventory	-	51,102
Due from related parties	8,510,548	-
Prepayments and other current assets	4,032,011	173,546
Total Current Assets	17,003,546	2,731,308
LONG-TERM ASSETS		-
Property and equipment, net	53,471,557	51,402,245
Land use rights, net	4,617,286	-
Construction in progress	399,486	234,341
Total Long-Term Assets	58,488,329	51,636,586
		-
TOTAL ASSETS	$75,491,875	$54,367,894

See accompanying notes to the consolidated financial statements

SHANXI RISING EDUCATION INVESTMENT COMPANY LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	August 31,	August 31,
LIABILITIES AND SHAREHOLDERS’ EQUITY	2011	2010
CURRENT LIABILITIES
Accounts payable	$1,362,968	$1,766,141
Other payables	1,084,934	1,237,092
Deferred revenue	20,983,752	2,369,696
Due to related parties	2,518,958	12,039,677
Accrued expenses and other current liabilities	293,626	211,749
Total Current Liabilities	26,244,238	17,624,355
TOTAL LIABILITIES	26,244,238	17,624,355
SHAREHOLDERS’ EQUITY
Share Capital	10,201,228	1,208,153
Retained earnings	31,237,242	30,626,167
Accumulated other comprehensive income	7,809,167	4,909,219
TOTAL SHAREHOLDERS’ EQUITY	49,247,637	36,743,539
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$75,491,875	$54,367,894

See accompanying notes to the consolidated financial statements

SHANXI RISING EDUCATION INVESTMENT COMPANY LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	For The Years Ended August 31,
	2011	2010

REVENUES	7,810,283	6,039,397
COST OF REVENUES	(6,398,526)	(5,631,554)
GROSS PROFIT	1,411,757	407,843
OPERATING EXPENSES
General and administrative	(802,712)	(353,797)
TOTAL OPERATING EXPENSES	(802,712)	(353,797)
INCOME FROM OPERATION	609,045	54,046
OTHER INCOME (EXPENSE)
Interest income	2,030	3,098
INCOME BEFORE INCOME TAXES	611,075	57,144
INCOME TAXES	-	-
NET INCOME	$611,075	$57,144

See accompanying notes to the consolidated financial statements

SHANXI RISING EDUCATION INVESTMENT COMPANY LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For The Years Ended August 31,
	2011	2010
Net income	$611,075	$57,144
Foreign currency translation, net of tax	2,899,948	172,968
Total comprehensive income	$3,511,023	$230,112

See accompanying notes to the consolidated financial statement

 SHANXI RISING EDUCATION INVESTMENT COMPANY LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Years Ended August 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$611,075	$57,144
Depreciation and amortization of property and equipment	1,950,618	1,545,154
Amortization of land use rights	85,675	-

Changes in operating assets and liabilities:
Adjustments in net cash (used in) provided by operating activities
Inventory	52,951	19,081
Prepayments and other current assets	(3,735,504)	109,096
Accounts payable	(506,505)	1,643,703
Other payables	(228,305)	(1,460,672)
Deferred revenue	17,921,083	(4,427,639)
Accrued expenses and other current liabilities	65,720	(29,965)
Net cash (used in) provided by operating activities	$16,216,808	$(2,544,098)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	$(758,195)	$(16,418,540)
Purchase of land use right	(4,569,340)	-
Advances to/due from related parties	(8,264,260)	-
Collection of amounts due from related parties	-	4,201,895
Net cash provided by (used in) investing activities	$(13,591,795)	$(12,216,645)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from capital contributions	$9,138,679	$-
Proceeds from Related party	-	12,009,667
Repayments to related parties	(10,029,139)	-
Net cash (used in) provided by financing activities	$(890,460)	$12,009,667

INCREASE IN CASH AND CASH EQUIVALENTS
Effect of exchange rate changes on cash	$219,774	$14,858
Cash and cash equivalents at beginning of year	2,506,660	5,242,878
CASH AND CASH EQUIVALENTS AT END OF YEAR	$4,460,987	$2,506,660

SUPPLEMENTARY CASH FLOW INFORMATION
Interest paid	$-	$-

See accompanying notes to the consolidated financial statements

SHANXI RISING EDUCATION INVESTMENT COMPANY LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED AUGUST 31, 2011 AND 2010

	Share Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total

BALANCE AUGUST 31, 2009	$1,208,153	$30,569,023	$4,736,251	$36,513,427
Foreign currency translation gain	-	-	172,968	172,968
Net income	-	57,144	-	57,144
BALANCE AUGUST 31, 2010	1,208,153	30,626,167	4,909,219	36,743,539
Increase in registered capital	8,993,075	-	-	8,993,075
Foreign currency translation gain	-	-	2,899,948	2,899,948
Net income	-	611,075	-	611,075
BALANCE AT AUGUST 31, 2011	$10,201,228	$31,237,242	$7,809,167	$49,247,637

See accompanying notes to the consolidated financial statements

NOTE 1 – NATURE OF BUSINESS

Description of Business

Shanxi Rising Education Investment Company Limited (the "Investment Company") is an education company that owns and operates a K-12 private boarding school in China, encompassing kindergarten, primary and secondary education. The Investment Company was established in 2001. The Investment Company has share capital of RMB 70,000,000. It is the parent company of Shanxi Rising School (the "Rising School"), founded 2002, which currently serves over 5,000 students and 450 faculty and staff from its location in Shanxi Province, China. As China experiences rapid industrialization and economic growth, the government is focused on education as a means to increase worker productivity and raise the standard of living. Parents in China’s new middle and upper classes are sending their children to receive private school education to give them an advantage in China’s increasingly competitive workforce. The Company’s sector in education is not subject to corporate income tax.

Control by Principal Shareholders

The Company’s directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets or business.

Financial Statement Presented

The consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Shanxi Rising Education Investment Company Limited and the following wholly-owned subsidiary:
Subsidiaries	State and Countries Registered In	Percentage of Ownership
Shanxi Rising School (i)	People’s Republic of China	100%

(i)
The Rising School was established in 2002 by the Investment Company.  The Rising School has share capital of RMB 200,000.  It operates as a private K-12 boarding school on an 82 acre campus comprised of over 2.3 million square feet of facilities, including 18 dormitories with capacity for 10,000 students, academic classrooms, gymnasium, theater, natatorium, cafeteria and other administrative and academic buildings.  The Rising School holds the requisite governmental licenses to provide private educational services within Shanxi Province.  The province sets its own licensing criteria and duration following the general guidelines established by the national government for education standards.

All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2 – USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting periods. Measurement, estimates and assumptions are used for, but not limited to, the selection of the useful lives of property and equipment, impairment of long-lived assets, fair values and revenue recognition. Management makes these estimates using the best information available at the time the estimates are made; however actual results when ultimately realized could differ from those estimates. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumption.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements.  The consolidated financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity.  These accounting policies conform to US GAAP and have been consistently applied in the preparation of the consolidated financial statements.

In June 2009 the Financial Accounting Standards Board (“FASB”) established the Accounting Standards Codification (“ASC”) 105-10 (formerly Statement of Financial Accounting Standards (“SFAS”) No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles, a replacement of ASB ASC 105-10 establishes the FASB ASC as the source of authoritative accounting principles recognized by the FASB to be applied in preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“US GAAP”). The adoption of this standard had no impact on the Company’s consolidated financial statements.

(a)	Fair Value of Financial Instruments

The Company applies the provisions of accounting guidance, FASB ASC Topic 820 that requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of August 31, 2011 and 2010 the fair value of cash and cash equivalents, other receivables, accounts payable, short term bank loans, and other payables approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates except for related party debt or receivables for which it is not practicable to estimate fair value.

Fair Value Measurements

Effective April 1, 2010, the FASB ASC Topic 820, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.

The FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the fair value of the Company’s financial instruments. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.
Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).
Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of financial instruments).

The Company’s adoption of FASB ASC Topic 820 did not have a material impact on the Company’s consolidated financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets and/or liabilities carried at fair value on a recurring basis at August 31, 2011 and 2010.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment.

(b)	Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. There are no restrictions to cash at August 31, 2011. A substantial amount of the Company’s cash is held in bank accounts in the PRC and is not protected by the Federal Deposit Insurance Corporation (“FDIC”) insurance or any other similar insurance. Given the current economic environment and the financial conditions of the banking industry there is a risk that deposits may not be readily available. Cash held in the PRC amounted to $4,460,987 at August 31, 2011. The majority of the Company's cash at August 31,2011 was held in an account controlled by China Bilingual Technology & Education Group Inc. ("CBLY"). CBLY completed its Equity Transfer Agreement with the Company on August 31, 2011 as detailed in Note 14 - Subsequent Events, Equity Transfer Agreement.

(c)	Impairment of Long-Lived Assets

The Company’s long-lived assets and other assets (consisting of property and equipment and purchased land use rights) are reviewed for impairment in accordance with the guidance of the FASB ASC Topic 360-10, Property, Plant, and Equipment, and FASB ASC Topic 205, Presentation of Financial Statements.  The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset.  If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Impairment evaluations involve management’s estimates on asset useful lives and future cash flows.  Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions.  Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Through August 31, 2011, the Company had not experienced impairment losses on its long-lived assets.  However, there can be no assurances that demand for the Company’s services will continue, which could result in an impairment of long-lived assets in the future.

(d)	Income taxes

On March 16, 2007, the PRC National People’s Congress passed the PRC Enterprise Income Tax Law (“New EIT Law”) which became effective on January 1, 2008.  Pursuant to the New EIT Law, a unified enterprise income tax rate of 25% and unified tax deduction standards will be applied consistently to both domestic-invested enterprises and foreign-invested enterprises.

The Investment Company is taxed pursuant to the New EIT Law with a unified enterprise income tax rate of 25%. The Investment Company did not pay any income taxes during the year ended August 31, 2010 and for the year ended August 31, 2011 due to net losses experienced in the past reporting periods. The Investment Company may apply the past periods’ net operating losses to futures years’ profits in order to reduce tax liability. Since the Investment Company has minimal business operations, the Investment Company is unlikely to have profits in future periods. As a result, all deferred tax assets and liabilities are de-minimus, and management would have a 100% valuation allowance for all deferred tax assets.

The subsidiary of the Investment Company, which is registered as a private school (the “school-subsidiary”), is not subject to income taxes determined in accordance with the Law for Promoting Private Education (2003) and school-subsidiaries registered as private schools not requiring reasonable returns (similar to a not-for-profit entity) are treated as public schools and are generally not subject to enterprise income taxes. Therefore, the school-subsidiary is tax exempt.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect of deferred taxes assets of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets and liabilities.  The components of the deferred tax assets and liabilities are individually classified as current or non-current based on their characteristics. Deferred tax assets and liabilities are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the government.  However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current government officials.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of August 31, 2011 and 2010, is not material to its results of operations, financial condition or cash flows.  The Company also believes that the total amount of unrecognized tax benefits as of August 31, 2011 and 2010, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on the current PRC tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next twelve months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows as of August 31, 2011 and 2010.

(e)	Revenue Recognition and Prepaid School Fees

Revenues consist primarily of tuition, room & board and other fees (the "School Fees") derived from providing meals and housing for students living on campus. Revenues from School Fees are recognized pro-rata (on a straight-line basis) over the relevant period attended by the student of the applicable grade or program. The school year typically runs September 1 through August 31 and prepaid School Fees is recognized over the twelve-month period. If a student withdraws from a course or program within three months after the school year starts, the paid but unearned portion of the student’s School Fees is 67% refunded. If a student withdraws after the first three months in a school year, no School Fees will be refunded. As a result, the Company has recorded prepaid School Fees as a current liability on the consolidated balance sheet in the event a student withdraws from school and the Company has to return a portion of the prepaid School Fees. In past years there were minimal students who withdrew from a course or program before the end of a school year.

The Company normally receives prepaid School Fees from students at their initial admission or before the start of the school year on September 1. As of August 31, 2011 all students are required to be prepaid fully at the beginning of the school year by September 1, 2011 for the 2011-2012 school year. In prior periods this policy was not fully enforced. Some students will benefit from a discount of fees if they prepay School Fees for two to three years of school term. Prepaid School Fees is the portion of payments received but not earned and is reflected as a current liability under deferred revenue in the accompanying consolidated balance sheets as such amounts are expected to be earned, but may be refundable within the next year.

Below is a schedule of the prepaid School Fees as of August 31, 2011 and 2010, Prepaid School Fees expected to be recognized into revenue for the next years and thereafter is as following.

Period	August 31, 2011	August 31, 2010
2010	$-	$1,295,208
2011	18,780,701	869,058
2012	1,245,411	205,430
2013	957,640	-
Total	$20,983,752	$2,369,696

(f)	Foreign Currency Translation

The Company’s principal country of operations is The People’s Republic of China.  The financial position and results of operations of the Company are determined using the local currency (“Renminbi or RMB”) as the functional currency.  The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated, in foreign currencies at the balance sheet date are translated at the exchange rates prevailing at the balance sheet date.  The results of operations are translated from Renminbi to US Dollar at the weighted average rate of exchange during the reporting period.  The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution.   All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as a component of accumulated other comprehensive income.

Translation adjustments net of tax totaled $2,899,948 and $172,968 for the year ended August 31, 2011 and 2010, respectively.

As of August 31, 2011 and 2010, the exchange rate to the U.S. Dollar was RMB 6.3755 and RMB 6.8030, respectively. The average exchange rate for the year ended August 31, 2011 and 2010 was RMB 6.5655 and RMB 6.8200, respectively.

(g)	Comprehensive Income

The Company reports comprehensive income in accordance with FASB ASC Topic 220 Comprehensive Income, which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements.

Total comprehensive income is defined as all changes in stockholders' equity during a period, other than those resulting from investments by and distributions to stockholders (i.e., issuance of equity securities and dividends). Generally, for the Company, total comprehensive income equals net income plus or minus adjustments for currency translation.  Total comprehensive income represents the activity for a period net of related tax and was $3,511,023 and $230,112 for the year ended August 31, 2011 and 2010, respectively.

While total comprehensive income is the activity in a period and is largely driven by net earnings in that period, accumulated other comprehensive income or loss (“AOCI”) represents the cumulative balance of other comprehensive income as of the balance sheet date.  For the Company, AOCI is primarily the cumulative balance related to the currency adjustments and increased comprehensive income by $2,899,948 and 172,968 as of August 31, 2011 and 2010, respectively.

(h)	Concentrations, Risks, and Uncertainties

All of the Company’s operations are located in the PRC.  There can be no assurance that the Company will be able to successfully continue to provide the services offered and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows.  Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control.  These contingencies include general economic conditions, teacher salaries, competition, governmental and political conditions, and changes in regulations.  Because the Company is dependent on trade in the PRC, the Company is subject to various additional political, economic and other uncertainties.  Among other risks, the Company’s operations will be subject to risk of restrictions on transfer of funds, domestic and international customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations.

(i)	Accounting Pronouncements

Accounting Standards Update (“ASU”) ASU No. 2010-09 (ASC Topic 855), which amends Subsequent Events Recognition and Disclosures, ASU No. 2009-16 (ASC Topic 860), which amends Accounting for Transfer of Financial Assets, ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-08, Earnings per Share, ASU No. 2009-12(ASC Topic 820), Investments in Certain Entities That Calculate Net Asset Value per Share, and various other ASU’s No. 2009-2 through ASU No. 2011-09 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant, except for ASU 2011-05 (ACS Topic 220 Comprehensive Income) which will affect the presentation of Comprehensive Income and is effective for periods after December 15, 2011 and early adoption is allowed.

Other accounting standards have been issued or proposed by the FASB or other standard-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the Company’s financial statements.

NOTE 5– INVENTORY

Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value.  Net realizable value is the estimated selling price in the ordinary course of business.  The Company’s inventories are typically school supplies used in the normal course of business. When inventories are consumed, their carrying amounts are expensed in the year used.  Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year of impairment or loss occurs.  Inventories consisted of the following:

	August 31, 2011	August 31, 2010
Low consumable tools	$-	$51,102
Total inventory	$-	$51,102

NOTE 6 – PREPAYMENT AND OTHER CURRENT ASSETS

Prepayment and other current assets consisted of the following:

	August 31, 2011	August 31, 2010

Cash – individual bank accounts	$2,716,482	$-
Advances to supplies	800,052	141,958
Deposits	515,477	31,588
Total	$4,032,011	$173,546

The prepaid account, Cash – individual bank accounts, is for funds advanced to employees for the purchase of school and boarding related materials for the day-to-day operations of the school.  Advances to suppliers are primarily advances, travel, and the other related expenses. The deposit balance as of August 31, 2011 is primarily for certain operating requirements of the school.

NOTE 7 – DUE FROM/TO RELATED PARTIES

(a)	Due From Related Parties
		August 31, 2011	August 31, 2010
Shanxi Taiji Industrial Development Co. Ltd.	(i)	$8,510,548	$-
Total due from related parties		$8,510,548	$-

(b)	Due To Related Parties
		August 31, 2011	August 31, 2010
Shanxi Bilingual School	(ii)	$89,609	$-
Wukui Bai	(iii)	$2,429,349	$12,039,677
Total due to related parties		$2,518,958	$12,039,677

(i)
Shanxi Taiji Industrial Development Co. Ltd. is the acquirer of the Company as detailed in Note 14- Subsequent Events, Equity Transfer Agreement. This represents a loan for school operations, which was unsecured and interest-free.

(ii)
Shanxi Bilingual School is 100% controlled by Shanxi Taiji Industrial Development Co. Ltd. The amount due to Shanxi Bilingual School as of August 31, 2011 represents a loan to the Shanxi Rising School, which was unsecured and interest-free.

(iii)
Wukui Bai is the majority shareholder of Shanxi Rising prior to the acquisition on August 31, 2011. The amount due to Wukui Bai as of August 31, 2011 & 2010 represents a loan to the Shanxi Rising School, which was unsecured and interest-free.

NOTE 8–LAND USE RIGHTS, NET

Land use rights, net consisted of the following:

	August 31, 2011	August 31, 2010
Cost of land use rights	$4,705,513	$-
Less: Accumulated amortization	(88,227)	-
Land use rights, net	$4,617,286	$-

Amortization expense for the years ended on August 31, 2011 and 2010, were $85,675 and $0, respectively.

Amortization expense for the next five years and thereafter is as follows:

2011	$85,675
2012	85,675
2013	85,675
2014	85,675
2015	85,675
Thereafter	4,188,911
Total	$4,617,286

NOTE 9 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	August 31, 2011	August 31, 2010
At cost:
Buildings	$54,698,864	$50,853,825
Furniture & education equipment	6,535,950	5,997,143
Kitchen equipment	539,276	468,508
Computer and software	879,247	805,046
Total cost	62,653,337	58,124,522
Less : Accumulated depreciation	(9,181,780)	(6,722,277)
Property and equipment, net	$53,471,557	$51,402,245

For the years ended August 31, 2011 and 2010, depreciation and amortization expenses were $1,950,618 and $1,545,154, respectively.

Property and equipment is located at the Company’s school location in Shanxi Province in the PRC and is recorded at cost less accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited.  Maintenance and repairs are generally expensed as incurred.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

The estimated useful lives for each major category of fixed assets are as follows:

Description	Useful Lives
Buildings	40 years
Transportation Equipment	10 years
Kitchen Equipment	5 years
Furniture, Education Equipment, Computers	3 years

NOTE 10 - OTHER PAYABLE

Other payables included traveling and the related expenses incurred by employees on behalf of the company. These amounts are unsecured, non-interest bearing and generally are short term in nature.

NOTE 11 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	August 31, 2011	August 31, 2010
Accrued payroll	$272,927	$172,563
Accrued welfare	10,554	9,891
Accrued expenses	7,506	28,281
Individual taxes withholding	2,639	1,014
Total	$293,626	$211,749

Accrued expenses primarily included transportation expenses, utility fees and other miscellaneous accrued expenses.

NOTE 12 – TAXES

Enterprise Income Tax (“EIT”)

Effective January 1, 2007, the Company adopted ASC 740-10, Accounting for Uncertainty in Income Taxes (formerly “FIN 48” an interpretation of FASB Statement No. 109), Accounting for Income Taxes.  The interpretation addresses the determination of whether benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.

Under ASC 740-10, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740-10 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of August 31, 2011 and 2010, the Company does not have a liability for unrecognized tax benefits.

The Company’s estimated income tax savings for the year ended August 31, 2011 and 2010 are summarized as follows:

	For the Years Ended August 31,
	2011	2010
Tax savings	$152,769	14,286

Had the Company’s tax exemption not been in the place for the years ended August 31, 2011 and 2010, the Company estimates the following pro-forma financial statement impact:

	For the Years Ended August 31,
	2011	2010
Net income before tax provision, as reported	$611,075	57,144
Less tax provision exempted	(152,769)	$(14,286)
Pro-forma net income	$458,306	42,858

NOTE 13 – EMPLOYEE RETIREMENT BENEFITS AND POST RETIREMENT BENEFITS

According to the Shanxi Provincial regulations on state pension program, both employees and employers have to contribute toward pensions. The pension contributions range from 2% to 8% that was contributed by individuals (employees) and the Company is required to make contributions to the state retirement plan based on 20% of the employees’ monthly basic salaries. Employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees. During the year ended August 31, 2011 and 2010, the Company contributed $22,735 and $17,826 in pension contributions, respectively.

NOTE 14–SUBSEQUENT EVENTS

(a)	Equity Transfer Agreement

On August 31, 2011, the Company’s equity holders (the “Sellers”) entered into an Equity Transfer Agreement and sold all of their outstanding shares of the Company to Shanxi Taiji Industrial Development Co., Ltd. (“Taiji”), an owner and operator of private boarding schools within the PRC, for a total purchase consideration of RMB 690,000,000 (approximately $108,226,806), of which RMB 340,000,000 million (approximately $53,329,150) has been paid. The balance of the purchase price shall be paid to the Sellers as follows:

1)	RMB 150,000,000 (approximately $23,527,566) to be paid by August 31, 2012,

2)	RMB 100,000,000 (approximately $15,685,044) by August 31, 2013, and

3)	RMB 100,000,000 (approximately $15,685,044) by August 31, 2014.

The Acquisition will be accounted for as a business combination under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”).  The total purchase consideration of RMB 690,000,000 has been allocated to the net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of August 31, 2011, as follows (in thousands):

Purchase Price Allocation:	RMB	USD
Fixed Assets:
Buildings	360,478,161	56,541,153
Kitchen Equipment	3,086,136	484,062
Furniture & Education Equipment	29,368,859	4,606,519
Computers & Software	4,321,962	677,902
Land Use Rights	292,744,882	45,917,164
Total Assets Acquired	¥690,000,000	$108,226,806

As of the balance sheet date, August 31, 2011, the exchange rate to the US Dollar was RMB 6.3755.

Prior to closing the Equity Transfer Agreement, Taiji became involved in the operations of the Company in the Spring of 2011. With the consent of the Company, Taiji assisted in the operations, accounting and promotion of the school to attract more and better students for the 2011-2012 school year. Some of these responsibilities included collecting prepaid School Fees in advance of the school year, which combined with better operations, higher tuition rates and an increase in enrollment led to an increase in deferred revenue at August 31, 2011. Taiji's involvement was under the direction of Company management until it assumed control of the Company on August 31, 2011, in accordance with the Equity Transfer Agreement.

For the purpose of preparing the unaudited pro forma combined condensed financial information, the total purchase price is allocated to the Company’s net tangible assets acquired and liabilities assumed as of August 31, 2011.  Final allocation of the purchase price will be based on the actual values of assets acquired and liabilities assumed following the completion of the acquisition.  Accordingly, the value of these assets and liabilities included in the table above is estimated, and is subject to change pending additional information that may become known to the Company.  An allocation of a decreased portion of the purchase price to inventory, property, plant and equipment, or identifiable assets will increase the amount of the purchase price allocated to goodwill in the unaudited combined condensed financial information. The fair value of assets acquired and liabilities assumed may be materially impacted by the results of the Company’s on-going operations after the date of the Equity Transfer Agreement.

(b)	Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of China Bilingual Technology & Education Group Inc. (“CBLY”), the parent company of Taiji, and the Company after giving effect to (1) the consummation of the acqusition of all of the outstanding shares of the Company by Taiji (the “Acqusition”) pursuant to the Equity Transfer Agreement, by and among Taiji and the equity holders of the Company, and (2) the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet is presented as of the Acquisition date.  The balance sheet of CBLY as of June 30, 2011 and the Company as of August 31, 2011 were used in the preparation of the unaudited pro forma condensed combined balance sheet.  The unaudited pro forma condensed combined statements of income for the twelve months ended June 30, 2011 for CBLY and August 31, 2011 for the Company give effect to the Equity Transfer Agreement as consummated on August 31, 2011 and include adjustments that give effect to events that are directly attributable to the Acquisition, are expected to have a continuing impact, and are factually supportable.  The notes to the unaudited pro forma combined condensed financial information describe the pro forma amounts and adjustments presented below.

Determination of the Company purchase price and fair value of assets and liabilities acquired as used in the unaudited pro forma condensed combined financial statements are based upon preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly as CBLY finalizes the valuations of the net tangible assets and liabilities. Any change could result in material variances between the Company’s future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the Acquisition been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that CBLY and the Company may achieve on a consolidated basis.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements for the years ended December 31, 2010 and 2009 and accompanying notes included in the Company’s Form 10-K filed with the Securities and Exchange Commission (SEC) on March 31, 2011 and the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2011 and six months ended June 30, 2011, filed with the SEC on May 16, 2011 and August 15, 2011, respectively.  The Company's historical consolidated financial statements for the years ended August 31, 2011 and 2010 and accompanying notes included in the CBLY's Form 8-K filed with the SEC on November 17, 2011.

China Bilingual Technology & Education Group Inc. and Consolidated Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of August 31, 2011

	August 31, 2011	June 30, 2011
	Company	CBLY	Total	Pro forma adjustments		Pro forma
(in thousands)
CURRENT ASSETS
Cash and cash equivalents	$4,461	$12,393	$16,854	$(14,886)	(a)	$1,968
Inventory	-	79	79	-		79
Due from related parties	8,511	-	8,511	(8,511)	(a)	-
Prepayments and other current assets	4,032	1,482	5,514	(4,032)	(a)	1,482
Total Current Assets	17,004	13,954	30,958	(27,429)		3,529

LONG-TERM ASSETS
Property and equipment, net	53,472	26,767	80,239	8,439	(b)	88,678
Construction in process	399	-	399	(399)		-
Land use rights, net	4,617	5,317	9,934	41,300	(c)	51,234
Deposit paid for long-term assets	-	10,215	10,215	(10,215)	(a)	-
Total Long-Term Assets	58,488	42,299	100,787	39,125		139,912

TOTAL ASSETS	$75,492	$56,253	$131,745	$11,696		$143,441

CURRENT LIABILITIES
Accounts and other payables	$2,448	$485	$2,933	$39,213	(d)	$42,146
Deferred revenue	20,984	14,707	35,691	(6,827)	(e)	28,864
Refundable deposits	-	1,055	1,055	-		1,055
Home purchase down payment	-	861	861	-		861
Due to related parties	2,519	-	2,519	(2,519)		-
Accrued expenses and other current liabilities	294	502	796	(294)		502
Total Current Liabilities	26,245	17,610	43,855	29,573		73,428

Long Term Liabilities
Note Payable	-	-	-	31,370	(f)	31,370
TOTAL LIABILITIES	$26,245	$17,610	$43,855	$60,943		$104,798

SHAREHOLDERS’ EQUITY
Common stock	-	30	30	-		30
Capital/Additional paid-in capital	10,201	68	10,269	(10,201)		68
Retained earnings	31,237	36,686	72,405	(31,237)		36,686
Accumulated other comprehensive income	7,809	1,859	5,186	(7,809)		1,859
TOTAL SHAREHOLDERS’ EQUITY	49,247	38,643	87,890	(49,247)		38,643

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$75,492	$56,253	$131,745	$11,696		$143,441

China Bilingual Technology & Education Group Inc. and Consolidated Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Income

Twelve Months Ended August 31, 2011

	12 Months Ended August 31, 2011	12 Months Ended June 30, 2011
	Company	CBLY	Total	Pro forma adjustments	Pro forma
(in thousands)
		Except EPS	Except EPS	Except EPS	Except EPS
REVENUES	$7,810	$24,815	$32,625	$-	$32,625
Cost of Revenues	(6,398)	(11,773)	(18,171)	-	(18,171)
GROSS PROFIT	1,412	13,042	14,454	-	14,454

OPERATING EXPENSES:
General and administrative	(803)	(1,009)	(1,812)	-	(1,812)
TOTAL OPERATING EXPENSES	(803)	(1,009)	(1,812)	-	(1,812)

INCOME FROM OPERATIONS	609	12,033	12,642	-	12,642
Other Income (Expense)	2	37	39	-	39
INCOME BEFORE INCOME TAXES	611	12,070	12,681	-	12,681

Income Taxes	-	-	-	-	-
NET INCOME	$611	$12,070	$12,681	$-	$12,693

Earnings Per Share:
Basic and diluted earnings(loss) per share		$0.40	$0.42	$-	$0.42
Basic and diluted weighted average shares outstanding		30,006	30,006	-	30,006

Pro Forma Adjustments

The pro forma adjustments record the purchase price allocation entries as of August 31, 2011, including allocation of fair values of the associated tangible assets, intangible assets, goodwill and acquired liabilities, to eliminate the Company's historical equity balances and to record the estimated use of cash to fund the cash portion of the Acqusition.  The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet and statements of operations are as follows:

(a)
Reflects adjustment to cash for the estimated use of cash to fund the cash portion of the Acquisition.  At August 31, 2011, CBLY paid approximately $27,429,000 as part of the cash payment.  The pro forma assumption show an adjustment to the cash balance of $14,886,000 at June 30, 2011 and a decrease in the due from related parties, prepayments and other current assets and deposit as applied to the purchase.

(b)	Reflects adjustment to property and equipment to increase the valuation from the Company's historical book value up to the appraised purchase price of $62,309,641.

(c)	Reflects adjustment to land use rights to increase the valuation from the Company's historical book value up to the appraised purchase price of $45,917,164.

(d)
Reflects adjustment to other payables for the increase in debt to fund the Acqusition.  CBLY borrowed approximately $15,685,000 from its bank and has short term seller financing due on August 31, 2012 of $23,527,566.

(e)	Reflects adjustment to prepaid tuition. CBLY will assume certain prepaid tuition and collect the cash received from students of the Company's school.

(f)	Reflects adjustment to note payable for the increase in debt to fund the Acqusition. CBLY will make two payments to the seller of $15,685,044 each at August 31, 2012 and 2013, respectively.